Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Media Rating Council Withdraws Accreditation
for Arbitron RADAR and Nationwide Services
Increasing number of unaccredited Portable People Meter markets used to compile national data leads to change in accreditation status

COLUMBIA, MD; December 6, 2010 – Arbitron Inc. (NYSE: ARB) announced today that the Media Rating Council, Inc.® (MRC) has withdrawn its accreditation for the Company’s RADAR® (Radio’s All Dimension Audience Research) and Nationwide network and national radio audience services.

The withdrawal is effective with RADAR 107, which is scheduled to release on December 13, 2010 and with the Fall 2010 Nationwide report, which is scheduled to release in early March 2011.

The MRC informed Arbitron that its Board of Directors elected to withdraw accreditation for RADAR and Nationwide because the two services incorporate data from an increasing number of Portable People MeterTM (PPMTM) markets that are not accredited by the MRC.

The accreditation process for the Portable People Meter service is ongoing. Of the 43 markets where the PPM service is currently commercialized only those data produced by the PPM services in Houston-Galveston, Riverside-San Bernardino, and Minneapolis-St. Paul are accredited by the MRC.

Because the withdrawal of accreditation for RADAR occurred late in the production cycle for the release of the RADAR 107 estimates, representation of accreditation from software, data files and related materials will not be removed. Arbitron will directly inform all subscribers to the RADAR 107 data of the change in accreditation status.

Arbitron intends to continue to use commercially reasonable efforts in good faith to pursue MRC accreditation of its PPM ratings service in each market where it has commercialized or is currently scheduled to commercialize the service, regain MRC accreditation of the RADAR and Nationwide services, and maintain MRC accreditation of currently accredited PPM, diary and software services. Arbitron continues to comply with the minimum requirements of the MRC Voluntary Code of Conduct.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter (PPM) and PPM 360™, new technologies for media and marketing research.

Portable People Meter™, PPM™ and PPM 360™ are marks of Arbitron Inc.

RADAR® is a registered trademark of Arbitron Inc.

Media Rating Council® and the “double checkmark” logo design are registered marks of the Media Rating Council.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2010 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People Meter™ service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2009 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.